Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-258322) on Form S-3 and related Prospectus of Aemetis, Inc. of our report dated March 14, 2021, relating to the consolidated financial statements of Aemetis, Inc., appearing in the Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading “Experts.”

/s/ RSM US LLP

Des Moines, Iowa
November 10, 2021